UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2025

Block, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37622	80-0429876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1955 Broadway, Suite 600
Oakland, CA 94612[1]
(Address of principal executive offices, including zip code)

(415) 375-3176

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0000001 par value per share	XYZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

[1]

We have adopted a distributed work model and, therefore, have no formal headquarters. This address represents our “principal executive office,” which we are required to identify under Securities and Exchange Commission rules.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2025, the Board of Directors (the “Board”) of Block, Inc. (the “Company”) increased the size of the Board from nine to ten directors and elected Anthony Eisen to the Board as a Class III director, effective February 6, 2025. Mr. Eisen is not expected to serve on any Board committees at this time.

Mr. Eisen has served as CEO of Reshop since January 2025, a privately held financial technology company, where he also serves as Chairman of the Board. He previously served as Block’s co-lead of Afterpay from January 2022 when Block acquired Afterpay Limited (“Afterpay”) to November 2024 and served as a consultant to aid in the transition of his duties until his election to the Block Board. Prior to the acquisition, Mr. Eisen served as the co-CEO and a member of the board of directors of Afterpay, which he co-founded in November 2014. Mr. Eisen currently serves on the board of directors of the Technology Council of Australia. Mr. Eisen holds a Bachelor of Commerce degree in Accounting & Finance from UNSW Australia and is a member of the Chartered Accountants in Australia.

Mr. Eisen was selected to serve on our Board for his financial services and fintech expertise, specifically in Buy Now, Pay Later services, and experience as one of the co-founders of Afterpay.

Mr. Eisen will receive the Company’s standard compensation for non-employee directors in accordance with the Company’s Outside Director Compensation Policy, as described in the proxy statement relating to the Company’s 2024 annual meeting of stockholders. Mr. Eisen has also executed the Company’s standard form of indemnification agreement.

There is no arrangement or understanding between Mr. Eisen and any other persons pursuant to which Mr. Eisen was selected as a director. Furthermore, there are no family relationships between Mr. Eisen and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated February 6, 2025.

104	Cover Page Interactive Data File, formatted in inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCK, INC.

Date: February 6, 2025	By:	/s/ Chrysty Esperanza
Chrysty Esperanza
Chief Legal Officer and Corporate Secretary